SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2007

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

As previously disclosed, pursuant to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) with YA Global Investments (formerly Cornell Capital Partners, L.P.) , dated as of March 23, 2007, we were obligated to use our best efforts to cause a registration statement covering the shares of our common stock issuable upon conversion of the debentures and exercise of the warrants that we previously issued to them to be declared effective no later than September 19, 2007 or we would be required to pay YA Global liquidated damages in an amount in cash equal to 2% of the total purchase price paid by YA Global for the debentures that it then held, and an additional 2% on each monthly anniversary thereafter not to exceed 24% of the total purchase price.  As the Registration Statement was not declared effective until October 16, 2007, YA Global was entitled to liquidated damages of $133,000; however, YA Global has agreed to waive any liquidated damages arising therefrom.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Waiver, dated October 16, 2007, from YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	INTREPID TECHNOLOGY & RESOURCES, INC.

	By:	/s/ Dennis D. Keiser
Name: Dr. Dennis D. Keiser Title: Chief executive Officer